Exhibit (h)(4)(vi)

AMENDMENT No. 6

To

Transfer Agency and Service Agreement

between the

Each of the Entities, Individually and not Jointly, as Listed on Schedule A

and

DST Asset Manager Solutions, Inc.

This Amendment is entered into as of this 24th day of January,2019, between DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc.) (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series as reflected on Schedule A (the “1290 Funds”), and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

WHEREAS, the EQ Advisors Trust, on behalf of each of its series listed on Schedule A (the “EQAT Funds”) wishes to appoint the Transfer Agent to provide services to the EQAT Funds under the Agreement on the terms set forth therein, except as modified hereby; and the Transfer Agent desires to provide such services in accordance with such terms; and

WHEREAS, in accordance with Section 16.l (Amendment) and Section 17 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement to reflect the foregoing.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.

Parties. The 1290 Funds, the Transfer Agent and the EQAT Funds do hereby agree that as of the date hereof, the EQAT Funds set forth on the Schedule A attached hereto, shall each be added as a party to the Agreement. All references in the Agreement and in any exhibits or schedules thereto to “Fund” or “Funds” shall be deemed from this point forward to include the 1290 Funds and the EQAT Funds.

2.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of January 24, 2019; and

3.	Fee Schedule. Schedule 3.1 to the Agreement is hereby revised with respect to the EQAT Funds as set forth on Appendix 1 attached hereto effective as of January 24, 2019.

4.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

5.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

6.	This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment.

1290 & EQAT Funds

7.

Each party hereby represents and warrants to the other that the person or entity signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment and to legally bind the party on whose behalf this Amendment is signed to all of the terms, covenants and conditions contained in this Amendment.

8.	This Amendment shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer as of the date and year first above written.

1290 FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO	DST ASSET MANAGER SOLUTIONS, INC.

By: /s/ Brian Walsh	By: /s/ Rahul Kanwar
Name: Brian Walsh	Name: Rahul Kanwar
Title: Chief Financial Officer and Treasurer As an Authorized Officer on behalf of each of its	Title: Authorized Representative
Series indicated on Schedule A

EQ ADVISORS TRUST, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO

By: /s/ Brian Walsh
Name: Brian Walsh
Title: Chief Financial Officer and Treasurer
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

1290 & EQAT Funds

SCHEDULE A

January 14, 2019

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Convertible Securities Fund

1290 DoubleLine Dynamic Allocation

1290 GAMCO Small/Mid Cap Value Fund

1290 Global Talents Fund

1290 High Yield Bond Fund

1290 Low Volatility Global Equity Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

1290 SmartBeta Equity Fund

1290 Diversified Bond Fund

EQ Advisors Trust	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio, Class IB

1290 VT GAMCO Small Company Value Portfolio, Class IB

1290 VT Micro Cap Portfolio, Class IB

1290 VT SmartBeta Equity Portfolio, Class IB

1290 VT Socially Responsible Portfolio, Class IB

1290 & EQAT Funds

Appendix 1

To

Schedule 3.1

Schedule 3.1 to the Agreement is hereby amended to add the following notes:

The EQAT Funds, which consist of the series as set forth on Schedule A dated January 14, 2019, are subject to a one time set up fee of $750.00 per Portfolio and to an annual graduated CUSIP fee as follows:

Year of the Agreement	Fee Charged
Year 1	$3,000 per CUSIP
Year 2	$5,000 per CUSIP
Year 3	$7,000 per CUSIP
Years 4 and 5	$10,000 per CUSIP

1290 & EQAT Funds